Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), dated as of September 30, 2019 (the “Effective Date”), by and between Comtech Systems, Inc., a Delaware corporation, (the “Company”) and Richard Burt (“Consultant”).
WHEREAS, immediately prior to the Effective Date, Consultant was employed by the Company as its President;
WHEREAS, the Company and Consultant desire for Consultant to be available to provide certain transition-related services to the Company; and
WHEREAS, effective as of the Effective Date, Consultant and the Company desire to enter into this Agreement to set forth the terms pursuant to which Consultant will provide services to the Company.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant and the Company agree as follows:
1.CONSULTING ENGAGEMENT.

1.1    Engagement; Duties. As of the Effective Date, the Company hereby engages Consultant to provide the consulting services described herein, and Consultant hereby accepts such engagement (the “Consulting Engagement”). The services to be provided by Consultant hereunder shall consist of providing transition services requested by the Company, monitoring of business and market trends relevant to the Company’s business and such other services requested by the Company consistent with Consultant’s experience (collectively, the “Consulting Services”). Consultant shall coordinate with Michael Porcelain, Senior Vice President and Chief Operating Officer of Comtech Telecommunications Corp. (“Comtech”) and Richard Luhrs, President of Comtech Systems, Inc.

1.2    Consulting Period. The Consulting Engagement hereunder shall be for the period commencing on the Effective Date and continuing until the first anniversary thereof, unless Consultant’s engagement hereunder is terminated earlier in accordance with Section 3 hereof. The period during which Consult provides Consulting Services is referred to as the “Consulting Period.”

1.3    Independent Contractor. During the Consulting Period, Consultant’s relationship to the Company hereunder shall be that of an independent contractor. Consultant shall not be the agent of the Company and shall have no authority to act on behalf of the Company in any manner except in the manner and to the extent that the Company may expressly agree in writing. Without limiting the generality of the foregoing, under no circumstances shall Consultant have any authority to incur on behalf of the Company any debt, obligation or liability. Consultant shall be responsible for the payment of all federal, state, local and foreign withholding taxes and other such employment related taxes on his compensation hereunder. Consultant also agrees that during the Consulting Period, Consultant shall not be eligible to participate in any employee benefit plans or arrangements of the Company or its affiliates, unless otherwise provided in accordance with the terms and conditions of the applicable plan as determined by the Company in its sole discretion.

1.4    Expenses. During the Consulting Period, Consultant shall be solely responsible for all fees, costs and expenses incurred in the performance of the Consulting Services, including, without limitation, meals, commuting and transportation expenses and cell phone costs; provided, however, the Company shall reimburse Consultant for fees, costs and expenses incurred by Consultant in the performance of the Consulting Services to the extent the Company requests or requires Consultant in writing to incur such fees, costs or expenses and such expense are approved in advance in writing/email by Michael Porcelain or Richard Luhrs. Any amounts for which Consultant is eligible or entitled to reimbursement shall be reimbursed by the Company in accordance with the Company’s expense reimbursement policy upon Consultant’s submission of appropriate documentation of such expenses.

2.    COMPENSATION

2.1    Consulting Fee. As consideration for the Consulting Services, for each week during the Consulting Period that Consultant provides Consulting Services, the Company will pay Consultant a retainer of $7,403.84 per week (the “Consulting Fee”). Consultant shall provide the Company a monthly invoice (the “Invoice”) for Consulting Services within five (5) days of the end of each month, and the Company shall pay Consultant the Consulting Fee for such month within thirty (30) days of the Company’s receipt of the Invoice. The Consulting Fee will be pro-rated on a daily basis for any period of less than seven (7) days.

2.2    Additional Payment. As additional consideration for the Consulting Services, for three (3) months following the Effective Date (or if earlier, until the date Consultant ceases providing Consulting Services), the Company will pay Consultant an additional fee of $666.47 per month (the “Additional Payment”). The Additional Payment shall be included in the Invoice and will be paid by the Company at the same time the Company pays the Consulting Fee to Consultant.

3.    TERMINATION
Termination of Engagement. Either party may terminate this Agreement and the Consulting Engagement and the Consulting Services any time upon ten (10) days’ written notice, provided that this Agreement, the Consulting Engagement and the Consulting Services will terminate immediately upon Consultant’s death or upon a material breach by Consultant of any written agreement with the Company or any of its parents, subsidiaries or affiliates.
4.    CONSEQUENCES OF TERMINATION
Accrued Retainer. Upon termination of the Consulting Engagement for any reason, Consultant shall be paid promptly after such termination, the accrued Consulting Fee or, if applicable, the Additional Payment, to the extent unpaid, through the date of termination. Upon termination of the Consulting Engagement for any reason, Consultant shall promptly return, or cause to be returned, to the Company all files, documents and other papers and copies thereof relating, directly or indirectly, to the business or affairs of the Company.
5.    STANDARDS OF BUSINESS CONDUCT.
5.1    Standards of Business Conduct. During the Consulting Period, Consult agrees to comply with all applicable policies of the Company and Comtech, including the Comtech Telecommunications Corp. Standards of Business, as well as all applicable laws, rules and regulations.
6.    SUCCESSORS; BINDING AGREEMENT
This Agreement shall inure to the benefit of and be enforceable by (i) the Company and its successors and permitted assigns, and (ii) Consultant and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Owing to the personal service nature of the Consulting Services, Consultant may not delegate any of Consultant’s responsibilities, nor may Consultant assign this Agreement without the prior written consent of the Company.
7.    INDEMNIFICATION
Nothing in this Agreement is intended to waive, expand or limit any right to indemnification to which Consultant may be entitled as a result of his service as an officer of the Company or Comtech prior to the Effective Date.
8.    MISCELLANEOUS
8.1    Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by confirmed facsimile or electronic mail, (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows::

If to the Company:
Comtech Systems, Inc.
c/o Comtech Telecommunications Corp.
68 South Service Road, Suite 230
Melville, New York 11747

Fax: 631-962-7203
Attention: Michael D. Porcelain

If to Consultant:
At the last address in the Company’s records

8.2    Amendments; Waiver. No provision of this Agreement may be modified, waived or discharged except by a waiver, modification or discharge in writing signed by the party against which enforcement is sought. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.
8.3    Entire Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the Company and Consultant with respect to the subject matter hereof.
8.4    Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.
8.5    Headings. The section headings herein are for the purpose of convenience only and are not intended to define or limit the contents of any section.

8.6    Counterparts. The parties may sign this Agreement in counterparts, all of which shall be considered one and the same instrument.
[END OF TEXT - SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

Comtech Systems, Inc.

By: /s/ Richard Luhrs
Richard Luhrs
President of Comtech Systems, Inc.

/s/ Richard L. Burt
Consultant

[Signature Page to Consulting Agreement]